                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

                       (Amendment No. __)

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
/  /     Definitive Proxy Statement
/  /     Definitive Additional Materials
/  /     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                     The Austria Fund, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X /     No fee required
/  /     Fee computed on table below per Exchange Act Rule 14a-
         6(i)(1) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction
         applies:
----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
----------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
----------------------------------------------------------------
         (5)  Total fee paid:
----------------------------------------------------------------
/   /    Fee paid previously with preliminary materials.
/   /    Check box if any part of the fee is offset as provided
         by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

         Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                     THE AUSTRIA FUND, INC.

                   1345 Avenue of the Americas
                    New York, New York  10105
                    Toll Free (800)  221-5672

                                       November __, 1998

To the Stockholders of The Austria Fund, Inc. (the "Fund"):

         The accompanying Notice of Meeting and Proxy Statement present the proposals to be considered at the Fund's Annual
Meeting of Stockholders on November __, 1998.

         The Board of Directors recommends that you re-elect to the Board the four current Directors who are standing for re-election (Proposal 1) and ratify the Board's selection of PricewaterhouseCoopers LLP as the Fund's independent accountants for its 1999 fiscal year (Proposal 2).

         The Notice and Proxy Statement also refer to a stockholder proposal (Proposal 3) which the Fund understands is to be presented at the Annual Meeting. This proposal seeks to remove Alliance Capital Management L.P. ("Alliance") as the Fund's Investment Manager and Administrator. For the reasons detailed in the Proxy Statement, your Board of Directors unanimously urges you to vote against Proposal 3. Proposal 3 would sever the Fund's relationship with Alliance, thus disrupting the Fund's investment program and creating a period of uncertainty which could substantially harm your investment.

         Under its Articles of Incorporation, the Fund is obliged to submit for consideration at the Annual Meeting of Stockholders a proposal--Proposal 4--contemplating the conversion of the Fund to an open-end investment company. For the reasons detailed in the Proxy Statement, your Board of Directors unanimously urges you to vote against Proposal 4. In the judgment of the Board of Directors, the relatively illiquid nature of the Austrian equity markets makes it impracticable for the Fund to be successfully managed in open-end form. Approval of Proposal 4 would in a all probability result in impairment of the Fund's investment performance, significant dilution of share values, higher stockholder expenses and potentially adverse tax consequences to stockholders.

         We welcome your attendance at the Annual Meeting. If you are unable to attend, we encourage you to vote your proxy promptly, in order to spare the Fund additional proxy solicitation expenses. Please refer to the enclosed voting instructions which outline convenient, cost effective voting methods for you to use. Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. As the date of the Meeting approaches, if we have not yet received your proxy, you may receive a telephone call from SCC reminding you to exercise your right to vote. If you have any questions regarding the Meeting agenda or how to give your proxy, please call SCC at (800)733-8481 ext. 454.

                                       Sincerely,



                                       Dave H. Williams
                                       Chairman and President

AllianceCapital [Logo]                     The Austria Fund, Inc.

_________________________________________________________________
1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672
_________________________________________________________________


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        January 13, 1999

To the Stockholders of The Austria Fund, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of The Austria Fund, Inc. (the "Fund") will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Wednesday, January 13, 1999 at 11:00 a.m., for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated November __, 1998.

    1. To elect four Directors of the Fund, each to hold office for a term of three years and until his or her successor is duly elected and qualified;

    2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Fund for its fiscal year ending
August 31, 1999;

    3.   To act on, if presented, a certain stockholder proposal;

    4. To vote on a proposal pursuant to the Fund's Articles of Incorporation; and

    5. To transact such other business as may properly come before the Meeting.

    The Board of Directors has fixed the close of business on October 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting, or any adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.


                             By Order of the Board of Directors,

                             Edmund P. Bergan, Jr.
                                  Secretary
New York, New York
November __, 1998

_________________________________________________________________
                     YOUR VOTE IS IMPORTANT

Please take the time to indicate your proxy voting directions either by telephone, via the Internet or on the enclosed proxy card as described in the accompanying voting instructions. Your vote is very important no matter how many shares you own. Please take a few moments now to vote your shares in order for the Meeting to be held as scheduled and to eliminate the additional cost of proxy solicitation and/or any Meeting adjournment.

In order to save the Fund additional expense, please respond promptly.
_________________________________________________________________

* This registered service mark used under license from the owner, Alliance Capital Management L.P.

                         PROXY STATEMENT

                     The Austria Fund, Inc.

                   1345 Avenue of the Americas
                    New York, New York 10105

                      ____________________

                 ANNUAL MEETING OF STOCKHOLDERS
                        January 13, 1999

                      ____________________

                          INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Austria Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Meeting") to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105, on Wednesday, January 13, 1999 at 11:00 a.m. The solicitation will be by mail and the cost will be borne by the Fund. The Notice of Meeting, Proxy Statement and Proxy Card are being mailed to stockholders on or about November __, 1998.

    The Board of Directors has fixed the close of business on October 30, l998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. The outstanding voting shares of the Fund as of October 30, 1998 consisted of 11,703,031 shares of common stock, each share being entitled to one vote. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of four Directors, and for the ratification of the selection of PricewaterhouseCoopers LLP as the Fund's independent accountants for its fiscal year ending August 31, 1999, against the stockholder proposal, if presented, and against the proposal pursuant to the Fund's Articles of Incorporation. Any stockholder may revoke that stockholder's proxy at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting. Voting instructions may also be given either by telephone or via the Internet as referred to in the Notice of Meeting and on the Proxy Card, and proxies given in any manner may also be revoked by telephone or via the Internet.

    If a proxy card properly executed is returned, or a proxy is voted by telephone or via the Internet, with instructions to abstain from voting or to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote), the shares represented by the proxy, with respect to matters to be determined by a plurality or specified majority of the votes cast on such matters (i.e., Proposals One and Two), will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of such matters. With respect to Proposals Three and Four, the adoption of which requires the affirmative vote of a specified proportion of Fund shares, an abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the matter. If any proposals, other than Proposals One, Two, Three and Four, properly come before the Meeting, the shares represented by proxies will be voted on such other proposals in the discretion of the person or persons voting the proxies.

    A quorum for the Meeting will consist of a majority of the shares outstanding. In the event that a quorum is not represented at the Meeting or, even if a quorum is represented, in the event that sufficient votes in favor of any proposal set forth in the Notice of Meeting are not received prior to the Meeting, the persons named as proxies may, but are under no obligation to, with no other notice of the adjournment than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting in order to permit further solicitation of proxies with respect to such proposal. The Meeting may be adjourned with respect to fewer than all the proposals in this Proxy Statement, and a stockholder vote may be taken on any one of the proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote against a proposal, will be voted against adjournment as to that proposal.

    The Fund has engaged Shareholder Communications Corporation, 17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meeting. Shareholder Communications Corporation will receive a fee of $35,000 for its services plus reimbursement of out-of-pocket expenses.

                          PROPOSAL ONE

                      ELECTION OF DIRECTORS

    At the Meeting, four Directors will be elected to serve for terms of three years, and until their successors are elected and qualified. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of election of the persons in Class Two as described below.

    Pursuant to the Articles of Incorporation and By-laws of the Fund, the Board of Directors has been divided into three classes. The terms of office of the members of Class Two will expire as of the Meeting, the terms of office of the members of Class Three will expire as of the next annual meeting of stockholders, and the terms of office of the members of Class One will expire as of the annual meeting of stockholders for the year 2000. Upon expiration of the terms of office of the members of a class as set forth above, these persons then elected as Directors in that class will serve until the third annual meeting of stockholders following their election. Mr. Dave H. Williams, Dipl. Ing. Peter Mitterbauer, Dr. Maria Schaumayer and Dr. Walter Wolfsberger are currently members of Class Two; Messrs. John D. Carifa and Andras Simor and Dr. Reba W. Williams are currently members of Class Three; and Messrs. William H.M. de Gelsey and Peter Nowak, Dipl. Ing. Dr. Hellmut Longin and Mag. Reinhard Ortner are currently members of Class One.

    As a result of this system, only those Directors in a single class may be changed in any one year and, it would require two years to change a majority of the Board of Directors (although, under Maryland law, procedures are available for the removal of directors even if they are not then standing for reelection and, under Securities and Exchange Commission regulations, procedures are available for including appropriate stockholder proposals in the Board's annual proxy statement). This system of electing Directors, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus, have the effect of maintaining the continuity of management.

    At the Meeting, each of the Directors in Class Two, all of whom were previously elected by stockholders, are standing for re-election. Each nominee has consented to serve as a Director. The Board of Directors knows of no reason why any of these nominees would be unable to serve, but in the event of such inability, the proxies received will be voted for substitute nominees as the Board of Directors may recommend.

    Certain of the Fund's Directors and officers are residents of Austria, Hungary or the United Kingdom, and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service upon such Directors or officers within the United States, or to realize judgments of courts of the United States predicated upon civil liabilities of such Directors or officers under the federal securities laws of the United States. The Fund has been advised that there is substantial doubt as to the enforceability in Austria, Hungary or the United Kingdom of the civil remedies and criminal penalties afforded by the federal securities laws of the United States. Also, it is unclear if extradition treaties now in effect between the United States and any of Austria, Hungary or the United Kingdom would subject Directors and officers residing in these countries to effective enforcement of the criminal penalties of the federal securities laws.

    Certain information concerning the Fund's Directors and nominees for election as Directors is set forth below. Messrs. Dave H. Williams and John D. Carifa and Dr. Reba W. Williams are each a director or trustee of one or more other investment companies sponsored by Alliance Capital Management L.P., the Fund's investment adviser and administrator ("Alliance").

                                                                Number of
                                                                shares bene-
                                                                ficially owned
Name, age, positions and offices       Year        Year term    directly or
with the Fund, principal               first       as a         indirectly as
occupations during the past            became a    Director     of October 30,
five years and other Directorships     Director    will expire  1998

*    Dave H. Williams, Chairman, 66.
     Chairman of the Board of
     Alliance Capital Management
     Corporation ("ACMC")** since
     prior to 1993; and Director of
     The Equitable Companies
     Incorporated and The Equitable
     Life Assurance Society of the                    2001+
      United States................        1989    (Class Two)      18,000

*    John D. Carifa, Director, 53.
     President, Chief Operating                       1991
     Officer and Director of ACMC..        1991   (Class Three)      1,118

____________________

* "Interested person", as defined in the Investment Company Act of 1940, as amended (the "Act"), of the Fund because of an affiliation with Alliance.
** For purposes of this Proxy Statement, ACMC refers to Alliance Capital Management Corporation, the sole general partner of Alliance.
 +   If re-elected at the Meeting.

                                                                Number of
                                                                shares bene-
                                                                ficially owned
Name, age, positions and offices       Year        Year term    directly or
with the Fund, principal               first       as a         indirectly as
occupations during the past            became a    Director     of October 30,
five years and other Directorships     Director    will expire  1998

***  William H.M. de Gelsey,
     Director, 76. Senior Advisor to
     the Managing Board of
     Creditanstalt Investment Bank
     since 1997; Senior Advisor to
     the Managing Board of CA IB
     Investmentbank since 1997; and
     Senior Advisor to the Managing
     Board of Creditanstalt-
     Bankverein, Vienna since 1988;
     prior thereto, Deputy Chairman
     of Orion Royal Bank, London,
     England; and currently Director
     of Okura Ltd., Provence Europe,
     Gedeon Richter Chemical Works,
     Royal Tokaji Wine Company and                    2000
     CA Mgt. Co. Ltd...............        1991    (Class One)       1,005

++   Dipl. Ing. Dr. Hellmut Longin,
     Director, 64. Honorary Chairman
     of the Board of Radox-Heraklith
     Industriebeteiligungs A.G.;
     Chairman, Federation of Mining
     and Steel Producing Industry of
     Austria; Chairman of the Board
     of Directors of Mining
     University of Loeben; Vice-
     Chairman of the Boards of
     Umdasch AG, Zumtobel Holding AG
     and Zumtobel AG; Vice President
     of Federation of Austria
     Industry; and Member of the
     Boards of Federation of
     Austrian Industry Eisenhutte
     Osterreich, Auricon
     Beteiligungs AG and Bank                         2000
     Gutmann AG.....................       1989    (Class One)       1,000


____________________

*** "Interested person", as defined in the Act, of the Fund because of an affiliation with the Fund's sub-adviser, BAI Fondsberatung Ges.m.b.H.

 ++  Member of the Audit Committee and the Nominating Committee.

                                                                Number of
                                                                shares bene-
                                                                ficially owned
Name, age, positions and offices       Year        Year term    directly or
with the Fund, principal               first       as a         indirectly as
occupations during the past            became a    Director     of October 30,
five years and other Directorships     Director    will expire  1998

++   Dipl. Ing. Peter Mitterbauer,
     Director, 56. Chairman of the
     Executive Board of Miba A.G.
     (diversified engineering
     company); Chairman of the
     Supervisory Boards of Miba
     Gleitlager A.G. and Miba
     Sintermetall A.G.; and Member
     of the Supervisory Boards of
     Strabag Osterreich A.G.,
     Teufelberger Holding A.G., Bank
     fur Oberosterreich and
     Salzburg, SCA Laakitchen AG and
     EA-Generali AG................        1989       2001+          1,080
                                                   (Class Two)

++   Peter Nowak, Director, 53.
     Director, Investment Banking
     Erste Bank der Osterreichischen
     Sparkassen AG; and Member of
     Supervisory Boards of Heraklith
     AG, Adolf Darbo AG and The
     Romania Investment Fund......         1990       2000           1,000
                                                   (Class One)

++   Mag. Reinhard Ortner, Director,
     49. Member of Management Board
     of Erste Bank der
     Oesterreichischen Sparkassen;
     and Member of Supervisory
     Boards of Sparkassenverlag
     Ges.m.b.H., Generali Allgemeine
     Lebensversicherung AG,
     Oesterreichische Kontrollbank
     AG and Vienna Stock Exchange;
     and Director of First Austrian
     International..................       1992       2000           2,500
                                                   (Class One)

++   Dr. Maria Schaumayer, Director,
     66. Deputy Chairman of the
     Supervisory Board of Constantia
     Privatbank AG, Vienna; and

     Former Governor of the Austrian
     National Bank..................       1995+++    2001+          1,000
                                                   (Class Two)

____________________

 +   If re-elected at the Meeting.
++   Member of the Audit Committee and the Nominating Committee.
+++ Dr. Schaumayer previously served as a Director of the Fund during 1989 and 1990.

                                                                Number of
                                                                shares bene-
                                                                ficially owned
Name, age, positions and offices       Year        Year term    directly or
with the Fund, principal               first       as a         indirectly as
occupations during the past            became a    Director     of October 30,
five years and other Directorships     Director    will expire  1998


     Andras Simor, Director, 44.
     Chairman of the Buadpest Stock
     Exchange; and Director of the
     Romanian Investment Fund and
     Central European Telecom
     Investments. Previously,
     Chairman of the Managing Board
     of CA-IB Investment Bank AG
     (Vienna) during 1997 and 1998;
     and prior thereto, Chief
     Executive Officer of
     Creditanstalt Securities Ltd.
     (Budapest) since 1989..........       1998       1999             -0-
                                                  (Class Three)

*    Dr. Reba W. Williams, Director,
     62. Director of ACMC; Director
     of Special Projects, ACMC; art
     historian and writer; formerly
     Vice President and security
     analyst for Mitchell Hutchins,
     Inc. and an analyst for
     McKinsey & Company, Inc.......        1991       1999          18,000
                                                  (Class Three)

++   Dr. Walter Wolfsberger,
     Director, 68. Vice Chairman of
     the Supervisory Boards of
     Siemens AG Austria and Zurich
     Kosmos Versicherungs AG
     (electronics); President of the
     Austrian Federation of Electro-
     and Electronic Industry; and
     Member of Supervisory Boards of
     Osterreichische
     Industrieholding AG and Steyr
     Nutzfahrzeuge AG...............       1991       2001+          1,000
                                                   (Class Two)


____________________

 * "Interested person", as defined in the Act, of the Fund because of an affiliation with Alliance.
+    If re-elected at the Meeting.
++   Member of the Audit Committee and the Nominating Committee.

    Alliance has instituted a policy applicable to all the investment companies to which Alliance provides advisory services
(collectively, the "Alliance Fund Complex") contemplating, in the case of the Fund, that the Directors of the Fund will each invest at least $10,000 in shares of the Fund.

    During the fiscal year ended August 31, 1998, the Board of Directors met eight times, the Audit Committee met twice for the purposes described below in Proposal Two, and the Nominating Committee met once. John D. Carifa and Dr. Reba W. Williams attended fewer than 75% of the meetings of the Fund's Board of Directors. The Nominating Committee was constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors. The Nominating Committee of the Fund does not normally consider candidates proposed by stockholders for election as Directors.

    The aggregate compensation paid by the Fund to each of the Directors during its fiscal year ended August 31, 1998, the aggregate compensation paid to each of the Directors during the calendar year 1997 by the Alliance Fund Complex and the total number of funds in the Alliance Fund Complex with respect to which each of the Directors serves as a director or trustee, are set forth below. Neither the Fund nor any other fund in the Alliance Fund Complex provides compensation in the form of pension or retirement benefits to any of its directors or trustees.

                                                                               Total
                                                                               Number of
                                                                               Investment
                                                                               Portolios
                                                                               within the
                                                                               Alliance
                                                Total          Total Number    Fund
                                                Compensation   of Funds in     Complex,
                                Aggregate       from the       the Alliance    Including
                                Compensation    Alliance       Fund Complex,   the Fund,
                                from the Fund   Fund Complex,  Including the   as to
                                During the      Including      Fund, as to     which the
                                Fiscal Year     the Fund,      which the       Director
                                Ended           During the     Director is     is a
                                August 31,      1997 Calendar  a Director      Director or
Name of Director of the Fund    1998            Year           or Trustee      Trustee


Dave H. Williams...............      $     0        $     0            6          15
John D. Carifa.................      $     0        $     0           53         118
William H.M. de Gelsey.........      $12,000        $12,500            1           1
Dipl. Ing. Dr. Hellmut Longin..      $11,500        $11,500            1           1
Dipl. Ing. Peter Mitterbauer...      $11,500        $11,500            1           1
Peter Nowak....................      $12,000        $ 4,000            1           1
Mag. Reinhard Ortner...........      $11,500        $11,500            1           1
Dr. Maria Schaumayer...........      $11,500        $12,000            1           1
Andras Simor...................      $     0        $     0            1           1
Dr. Reba W. Williams...........      $     0        $     0            3           3
Dr. Walter Wolfsberger.........      $11,500        $11,500            1           1


    As of October 30, 1998, the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund.

    Your Board of Directors unanimously recommends that the stockholders vote FOR the election of each of the foregoing nominees to serve as a Director of the Fund.

                          PROPOSAL TWO

                    RATIFICATION OF SELECTION
                   OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund as defined in the Act, at a meeting held on July 22, 1998, selected PricewaterhouseCoopers LLP, independent accountants ("Pricewaterhouse"), to audit the accounts of the Fund for the fiscal year ending August 31, 1999. Pricewaterhouse (or its predecessor Price Waterhouse LLP which merged with Coopers & Lybrand LLP effective July 1, 1998, has audited the accounts of the Fund since the Fund's commencement of operations, and does not have any direct financial interest or any material indirect financial interest in the Fund. The affirmative vote of a majority of the votes cast at the Meeting is required to ratify such selection.

    A representative of Pricewaterhouse is expected to attend the Meeting and will have the opportunity to make a statement and respond to appropriate questions from the stockholders. The Audit Committee of the Board of Directors generally meets twice during each fiscal year with representatives of the independent accountants to discuss the scope of the independent accountants' engagement and review the financial statements of the Fund and the results of their examination thereof.

    Your Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Pricewaterhouse as independent accountants of the Fund.

                         PROPOSAL THREE

                      STOCKHOLDER PROPOSAL


    An owner (the "proponent") of shares of the Fund has informed the Fund that he intends to present the proposal set forth below (the "Stockholder Proposal") for action at the Meeting. The proponent's name and address will be furnished by the Secretary of the Fund upon request. The proponent has stated to the Fund that he owns 1291 shares of the Fund in an "individual retirement account", which he indicates is his qualifying ownership for purposes of causing the Stockholder Proposal to be included in the Proxy Statement. Adoption of the Stockholder Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund which, as defined by the Act, means the vote of (1) 67% or more of the shares present at the Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (2) more than 50% of the outstanding shares of the Fund, whichever is less.

                            Proposal

RESOLVED: The Fund's investment advisory agreement with its investment advisor Alliance Capital Management, L.P. (Alliance), shall be terminated and the shareholders recommend that the board solicit competitive proposals for a new investment advisor.

                Proponent's Supporting Statement

    I believe Alliance's investment advisory contract should be terminated because shareholder results with the Fund have been very poor, and because management fees are so lucrative to Alliance that effective steps to enhance shareholder value are not taken.


    Since inception on 9/28/89, the Fund's shareholders have paid $138 million to buy new shares, received $16 million in distributions and had an investment with a market value of $134 million as of the Fund's report dated 2/28/98. The resulting gain of only $12 million dollars spread over more than 8 years brings into question the value of this manager and this entire economic endeavor. The Net Asset Value (NAV) return of the Fund is somewhat better, but it fails to reflect the devastating impact of the discount on shareholder investment results.


    The shareholders paid out $25 million in advisory fees, director fees, underwriting fees, and other expenses while making less than $12 million on their investment. As of 2/28/98, the discount was costing each and every shareholder $1.92 a share or a +17% extra return. The $22.5 million lost to the discount alone is almost twice as much as the meager $12 million the shareholders have collectively managed to realize on their investment since inception of the Fund.


    After 25 years as a private investor and 10 additional years as an investment professional managing up to $240 million in closed-end fund shares, I am convinced that the biggest problem in fixing discounts and adding market value is the investment advisor. Fees are so lucrative that the fund manager will rarely recommend more than token steps (such as a 10% distribution policy) to enhance shareholder value. I believe the Directors owe their positions to Alliance and therefore will not take effective actions such as committing to perpetual share buy-backs, tender offers, open-endings, or other means to deliver Net Asset Value to shareholders. Such steps would reduce the Fund size and the advisory fees paid to Alliance.


    Instead, this Fund conducted a rights offering and sold new shares at a discount, which diluted the asset value, added to the supply of shares, and increased the advisory fees paid to Alliance. Further, the Board has indicated its opposition to the open-ending proposal in this proxy forced upon it by shareholders. I believe the super-majority requirement imposed by the Fund makes passage virtually impossible.


    It is very expensive and time consuming for shareholders to wage successful proxy fights to replace staggered Boards of Directors hand picked by the investment advisor. Fortunately, the law gives the shareholders one effective and practical tool to fix this problem. A majority can vote to "fire" the investment manager. Qualified advisors are available that will work with a motivated Board to enhance shareholder value.


    We have a chance to send a loud and clear message to the Board that we want the Fund run exclusively for the benefit of the Fund's owners. Vote for this shareholder sponsored resolution.

          Opposing Statement of Your Board of Directors


    Your Board of Directors urges you to vote AGAINST the Stockholder Proposal.

Overview.  You should vote against this proposal because:

         Alliance is responsible for your Fund's fine performance.

         Alliance has demonstrated its commitment to stockholder values by initiating both the Fund's innovative managed distribution policy and its current stock repurchase program.

         Approval of the Proposal would sever the Fund's relationship with Alliance, thus disrupting the Fund's investment program and creating a period of uncertainty that could substantially harm your investment.

Setting the Record Straight

    The Board of Directors believes that the proponent's
Supporting Statement is misleading in several important respects.
Here are the facts.


    1. Alliance is responsible for the Fund's fine performance. Alliance is one of the world's largest global investment managers. Unlike almost all of its competitors, Alliance has a presence in Austria and has investment resources specifically dedicated to the Austrian markets. In addition, at Alliance's recommendation the Fund retains as its "Sub-Advisor" BAI Fondsberatung Ges.m.b.H. ("BAI"), the investment management arm of Austria's largest bank. The combined resources of Alliance and BAI have conferred fine performance on the Fund:


    - During the three years from January 1, 1995 through December 31, 1997, the Fund's net asset value total return was 36.34%, compared to 3.68% for the "Credit Aktien Index" (the broadly representative Vienna Stock Exchange index which is the Fund's benchmark).

    - Through October 31, 1998, the Fund's 1998 net asset value total return was 11.00%, again well ahead of the -5.17% decline of the Credit Aktien Index for the same period.

    The Board of Directors believes that the Supporting Statement's depiction of the Fund's performance is misleading.
As the widely respected ING Barings closed-end analyst, Celso Sanchez, then with PaineWebber, has written: "the calculation of a fund's performance using the market price return rather than the net asset value return--without distinguishing it as such- -and comparing this to an 'unmanaged' benchmark is certainly confusing and potentially misleading. The net asset value return is the conventional measure employed to assess the performance of an investment manager or advisor in a mutual fund, either closed- or open-ended. To the extent that proposals to dismiss investment advisors are taken seriously by voters, portfolio managers should be judged on the value they have added to the portfolio in terms of NAV return."


    2. In your Board's view, it is almost absurd to suggest, as the Supporting Statement does, that the Fund's investment management agreement is prohibitively "lucrative" to Alliance. This contention overlooks the fact that Alliance has (as of September 30, 1998) approximately $241 billion under management. The Fund's total assets of $129 million comprise only about
 .00054 of the total net assets under Alliance's management. And it was Alliance that recommended both the Fund's innovative 10% managed distribution policy and the Fund's recently announced stock repurchase program--even though both measures are likely to reduce Alliance's fee revenues from the Fund.

    Under the Fund's managed distribution policy, the Fund distributes to its shareholders quarterly an amount equal to at least 2.5% of the Fund's total net assets--a total of at least 10% annualized. The managed distribution policy was adopted by the Board of Directors, at Alliance's recommendation, in December 1997. The first quarterly distribution was made in April of this year. The Board instituted the managed distribution policy to reduce substantially the Fund's market discount and to enhance stockholder values. In adopting the managed distribution policy, the Board carefully considered extensive data provided by Alliance and certain widely recognized consultants, as well as the advice of Sullivan & Cromwell, its independent counsel. Although no country fund had previously implemented a managed distribution policy, Alliance and the industry's experience with managed distributions led Alliance to believe that the policy would provide effective discount reduction for the Fund.
Alliance and the Board of Directors are monitoring the managed distribution policy's effect on an ongoing basis.

    While recent market events obviously represent a setback in this regard, cumulative industry experience with managed distributions has suggested a likelihood that they will provide significant and sustained discount reduction for the Fund. Industry experience also suggests that it often requires several quarters for a managed distribution's full discount reduction effect to appear. Accordingly, Alliance and the Fund's Board of Directors expect to make a definitive assessment of the success or failure of the managed distribution policy during the summer of 1999. On the basis of that assessment, Alliance will be in a position to make appropriate recommendations to the Fund's Board regarding any further measures that may be advisable to provide significant and sustained discount relief in a manner consistent with the best interests of the Fund and its stockholders. Alliance is engaged in the development of a range of possible measures of this nature. These alternatives have in common the objective of achieving effective discount reduction without sacrificing the investment advantages that the Fund and its stockholders now derive from the Fund's closed-end structure.

    In the meantime, and again at Alliance's recommendation, the Board of Directors has taken further action. On October 15, 1998, the Fund announced that its Board of Directors had authorized the Fund's repurchase of its own shares, for the purposes of enhancing stockholder values and reducing the discount at which the Fund's shares trade from their net asset values. The Fund's press release of that date indicated that repurchases will be at such times and in such amounts as Fund management believes will further the foregoing objectives, subject to the Board review. Commenting on the Board's actions (and similar actions by the Boards of certain other Alliance-sponsored funds), Dave H. Williams, Chairman of the Fund's Board and Chairman of Alliance, stated that the "worldwide market instability has caused both sharp declines in the Funds' net asset values and, in August, abrupt widening of the Funds' market discounts. While the discounts have since narrowed somewhat, the overall deterioration in shareholder values is of considerable concern to Alliance and the Funds' Boards of Directors. The repurchase programs announced today are a response to these new circumstances." As of November __, 1998, the Fund had repurchased ______ shares, constituting _____% of its then outstanding shares, pursuant to the repurchase program.

Conclusion

    If approved, the Stockholder Proposal would directly terminate the Fund's investment management agreement with Alliance. The Fund would immediately lose Alliance's services and the Fund's investment program would be completely disrupted. This would not eliminate the Fund's market discount and might very well increase it. The Stockholder Proposal does not suggest any successor advisor and, frankly, your Board of Directors doubts that another investment manager would duplicate the expertise and resources that the combination of Alliance and BAI brings to the Fund. Approval of the Proposal would override your Board's determination, reached after careful deliberations, that continuance of the Fund's current advisory relationship with Alliance is in the best interests of the Fund. A new agreement with any adviser would require stockholder approval, which could only occur months later, after considerable stockholder expense. During this time, your investment in the Fund could be substantially harmed.

         Your Board of Directors unanimously recommends that the stockholders vote AGAINST the Stockholder Proposal.

 _______________________________________________________________
|       EXPLANATION OF CLOSED-END FUNDS VS. OPEN-END FUNDS      |
|                                                               |
| You may find the following background information useful in | | your consideration of Proposals Three and Four. Additional | | information concerning differences between closed-end and | | open-end funds is set forth in the discussion of Proposal |
| Four and in Appendix C.                                       |
|                                                               |
| A closed-end fund like your fund does not issue new shares | | or redeem shares each day. Instead, the Fund's shares trade |
| freely on the New York Stock Exchange like those of any       |
| public company. Supply and demand forces and other factors | | influence the market prices of your Fund's shares. Just as | | an industrial company's shares can trade above or below book | | value, the Fund's shares can trade at levels above their net | | asset value (called a "market premium") or below their net |
| asset value (called a "market discount").                     |
|                                                               |
| In contrast, an open-end fund's shares are not traded on | | any stock exchange. Stockholders obtain liquidity by selling |
| their shares back to the fund at their net asset value        |
| (called a "redemption").  By law, an open-end fund must stand |
| ready to redeem its shares on any business day with no        |
| advance notice. The fund must continuously offer and sell | | new shares to offset these redemptions. Otherwise, the fund | | will become too small to invest in an adequately diversified |
| portfolio, and its fixed expenses will become a serious       |
| drag on investment returns.                                   |
|                                                               |
|   Both the closed-end and open-end fund formats have          |
| advantages. The open-end format works well when investing in | | highly liquid securities, presented as part of a broad family | | of open-end funds having a variety of investment objectives, | | offered with stockholder services such as exchange privileges,| | and sold through an established broker or direct distribution |
| network.                                                      |
|                                                               |
|   The closed-end format is especially well suited for         |
| specialty investing, such as in the stocks of companies in a  |
| particular foreign country or region.  As many of those       |
| securities are relatively illiquid, the closed-end format | | frees the portfolio manager to concentrate on investments, | | rather than holding part of the assets in easier-to-sell |
| securities to meet redemptions.  For these situations         |
| the closed-end format works very well.                        |
|_______________________________________________________________|

                          PROPOSAL FOUR

         PROPOSAL PURSUANT TO ARTICLES OF INCORPORATION

    The Articles of Incorporation of the Fund require the Fund to submit to the Fund's next Annual Meeting of Stockholders a proposal that the Fund amend its Articles of Incorporation to convert the Fund to an open-end investment company if submission of such a proposal is duly requested by the holders of at least 10% of the Fund's outstanding shares during a calendar year in which the Fund's average market discount exceeds 10% during the last 12 weeks of the year. These conditions were fulfilled for submission of such a proposal at the Meeting. Accordingly, Proposal Four is to amend the Articles of Incorporation of the Fund by the adoption of the Articles of Amendment set forth in Appendix A hereto to convert the Fund from a closed-end investment company to an open-end investment company and to change the subclassification of the Fund from a closed-end investment company to an open-end investment company. Approval of the Proposal requires the affirmative vote of two-thirds of the Fund's outstanding shares. For the reasons discussed below, your Board unanimously recommends that the stockholders vote AGAINST Proposal Four.

Description of Proposal Four

    Proposal Four would amend the Fund's Articles of Incorporation to convert the Fund to open-end form by requiring the Fund to redeem its shares from stockholders who so request at the then current net asset value of the shares. Payments for redemptions, absent unusual circumstances as permitted by law, would be made in seven days after the Fund's receipt of the redeemed shares and could be made in cash or, at the Fund's option, wholly or partly in portfolio securities selected by the Fund. It is customary for temporary redemption fees to be imposed after a closed-end fund converts to open-end form in situations where large redemptions soon after the conversion are anticipated. The Articles of Amendment would permit the Board to impose a fee equal to a percentage up to 4 percent of net asset value upon the redemption or exchange of shares outstanding at the time of the conversion. Such a fee could be imposed for a period of up to twenty-four months after the conversion. The purpose of the redemption fee would be to offset some of the direct and indirect costs associated with conversion to and operation as an open-end fund, including costs of liquidating portfolio positions; to reduce the impact of initial redemptions upon the facilities of the Fund and its transfer agent; and to spread out initial redemptions, thus alleviating to an extent the disruptive effects of redemptions on the management of the Fund's portfolio. The Board of Directors has not yet determined whether to impose a redemption fee, or the rate at which and the period for which a redemption fee might be imposed.

    As discussed in Appendix B hereto, if Proposal Four is approved, conversion of the Fund to an open-end fund would probably take as long as four to six months, and would be effective upon the effectiveness of the Fund's registration statement under the Securities Act of 1933, as amended, allowing the continuous offering of Fund shares. Appendix B also discusses certain tax and other aspects of the conversion if Proposal Four is approved by the stockholders.

Your Board of Directors Urges You to Vote AGAINST Proposal Four

    Your Board of Directors is strongly opposed to Proposal Four for the following reasons:

    1. Dilution and Performance Impairment. Particularly in view of the large portion of Fund shares held by professional arbitrageurs, open-ending would almost certainly result in the redemption within a few weeks of 50% or more of the Fund's outstanding shares and the resulting need to liquidate a correspondingly substantial portion of the Fund's portfolio in a relatively short time. Alliance has advised the Board of Directors that, because of the limited liquidity of the Austrian equity markets, this could be accomplished only with substantial dilution of the shares held by remaining Fund stockholders as the result of the market impact of portfolio liquidations. Moreover, the Fund would thereafter be required to maintain substantial cash reserves and portfolio liquidity to meet redemptions, and as a practical matter Alliance would be severely constrained in its ability to add value through appropriate diversification, sector allocation and investment in medium and smaller capitalization companies in a manner consistent with the Fund's past practice or investor expectations. Alliance has advised the Board of Directors that under these circumstances it is highly unlikely that the Fund could continue its outstanding relative performance of the past several years. Alliance believes that redemptions of a majority of the Fund's outstanding shares, coupled with subsequent distributions to stockholders of taxable realized capital gains (see "3" below) created by the portfolio liquidations associated with such redemptions, could reduce the Fund's assets to the point that the Fund would be too small to be economically viable, in which case Alliance might recommend to the Board of Directors that the Fund be liquidated.

    2. Higher Expenses. Apart from its deleterious short-term and long-term effects upon the Fund's ability to achieve its investment objective, open-ending would, in the judgment of the Board of Directors, injure the Fund and its stockholders in other ways. Importantly, the Fund's per-share expense ratio would substantially increase, for several reasons. First, those categories of Fund expenses that are more or less fixed notwithstanding fluctuations in the Fund's asset size would be spread over a substantially smaller asset base, proportionally increasing their per-share affect. These include custody, administrative and accounting, audit and legal expenses. Second, for the Fund to have any meaningful opportunity of realizing, in open-end form, significant new sales of shares, it would be a practical necessity for the Fund to obtain stockholder approval of the same pricing structure as is utilized by the numerous open-end Alliance Mutual Funds, which involves the offering of multiple classes of shares. The class of shares with the lowest expense ratio, Class A, is subject to an annual distribution (or "Rule 12b-1") fee of .30 of 1% (i.e., 30 basis points). Assuming such stockholder approval, stockholders would receive, in the course of the Fund's open-ending, Class A shares which, although free of all front-end sales charges, would be subject to the annual distribution fee, thus increasing the expense ratio for such shares by a further 30 basis points. In the event of a 60% decrease in assets, it is estimated that the Fund's per-share expense ratio, including such an annual distribution fee, would increase from its current level of 173 basis points to approximately 349 basis points for Class A shares (not including
an estimated [        ] basis points reflecting the estimated
one-time cost of the conversion of the Fund to open-end form).

         3. Adverse Tax Consequences to Stockholders. The levels of portfolio activity that would be necessitated if 60% of the Fund's outstanding shares were redeemed during the first few months following the Fund's open-ending could result in the Fund's realization of significant additional capital gains, which would be distributed to stockholders and would be taxable to the stockholders receiving them. By way of example, the Fund estimates that if it were required to sell 60% of each of its October 31, 1998 portfolio positions (at their October 31, 1998 valuations) in order to meet potential redemption requests, net
undistributed realized capital gains, would amount to $[     ]
per share remaining after such redemptions.  This would be in
addition to $[         ] per share of net gains as of October 31,
1998.

         4. Conclusion. For all the foregoing reasons, the Board of Directors strongly believes that, notwithstanding the benefit which those stockholders who would wish to redeem their shares over the short term would derive from open-ending the Fund, on balance the best interests of the Fund and its stockholders would be substantially disserved by such action. The Board of Directors does not believe that the Fund could operate in open-end form in a manner consistent with the reasonable expectations, or more broadly, the best interests of its stockholders.

    Accordingly, your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal Four.

INFORMATION AS TO THE FUND'S PRINCIPAL OFFICERS, INVESTMENT
ADVISER AND ADMINISTRATOR, AND THE FUND'S SUB-ADVISER


    The principal officers of the Fund and their principal occupations during the past five years are set forth below.

    Dave H. Williams, Chairman (see page 3 for biographical information).

    Norman S. Bergel, Vice President, 48, a Vice President of
ACMC since prior to 1993; Director and a Senior Vice President of Alliance Capital Limited ("ACL").

    Mark H. Breedon, Vice President, 45, a Vice President of ACMC since prior to 1993; Director and a Senior Vice President of ACL.

    Russell Brody, Vice President, 31, an Assistant Vice
President of ACMC, since April 1997. Prior thereto he was a trader for Lombarg Investment Management since prior to 1993.

    Mark D. Gersten, Treasurer and Chief Financial Officer, 48, a
Senior Vice President of Alliance Fund Services, Inc. ("AFS") since prior to 1993.

    Edmund P. Bergan, Jr., Secretary, 48, a Senior Vice President and the General Counsel of Alliance Fund Distributors, Inc. and
AFS since prior to 1993.

    The address of Messrs. Williams and Bergan is c/o Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105. The address of Messrs. Bergel, Breedon and Brody is c/o Alliance Capital Management International, 53 Stratton Street, London, W1X 6JJ. The address of Mr. Gersten is c/o Alliance Fund Distributors, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

    The investment adviser and administrator for the Fund is Alliance Capital Management L.P., with principal offices at 1345 Avenue of the Americas, New York, New York 10105. The Fund's sub-adviser is BAI Fondsberatung Ges.m.b.H., with principal offices at Burgring 3, A1010, Vienna, Austria.

    Section 16(a) Beneficial Ownership Reporting Compliance

    Section 30(h) of the Act and the rules under Section 16 of the Securities Exchange Act of 1934 require that the Directors and officers of the Fund and the Directors of ACMC, among others, file with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the

Fund. For the fiscal year ended August 31, 1998, all such reports were timely filed.

               STOCKHOLDER PROPOSALS FOR THE NEXT
                 ANNUAL MEETING OF STOCKHOLDERS


    Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Fund must be received by the Fund by July __, 1999 for inclusion in the Fund's proxy statement and form of proxy relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under the federal securities laws.

    The persons named as proxies for the 1999 Annual Meeting of Stockholders will have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter by October __, 1999, in which case these persons will not have discretionary voting authority except as provided in the Commission's rules governing stockholder proposals.

                          OTHER MATTERS

    Management of the Fund does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

    According to information filed with the Securities and Exchange Commission, as of November __, 1998, the following persons were the beneficial owners of more than 5% of the Fund's common stock.

                                   Amount of
Name and Address                   Beneficial       Percent of
of Beneficial Owner                Ownership        Common Stock

Deep Discount Advisors,         [1,395,408] shares    [11.9]
Inc./Ron Olin Investment
Management Company
   One West Pack Square,
   Suite 777
   Asheville, North Carolina 28801

Bankgesellschaft Berlin AG        [904,500] shares    [7.7]
   Alexanderplatz 2
   D-10178 Berlin, Germany

                     REPORTS TO STOCKHOLDERS

    The Fund will furnish each person to whom the proxy statement is delivered with a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Alliance Fund Services, Inc. at (800) 227-4618 or contact Christina Santiago at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.


                             By Order of the Board of Directors,



                             Edmund P. Bergan, Jr.
                                  Secretary


November __, 1998
New York, New York

                                                       APPENDIX A



                     THE AUSTRIA FUND, INC.

                      ARTICLES OF AMENDMENT



    THE AUSTRIA FUND, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of
Maryland:


         FIRST:  Section (1) of Article FIFTH of the Articles of
    Incorporation of the Corporation is amended to provide as follows:

              (1) The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000), all of which shall be Common Stock having a par value of one cent ($.01) per share and an aggregate par value of One Million Dollars ($1,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph
         (1)(c) of Article SEVENTH hereof, the authorized shares of Common Stock of the Corporation shall be of the same class.1

         SECOND: The following new Sections (5) through (13), in the order set forth below, are added to Article FIFTH of the Articles of Incorporation of the Corporation immediately following Section (4) of that Article FIFTH:

              (5) As more fully set forth hereafter, the assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class.
____________________

1. This revised Section (1) would add the second sentence and delete the phrase "subject to the following provisions:" from the end of the first sentence.

         Except for these differences and certain other differences hereafter set forth or provided for, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption of each other class of the Corporation's stock except as otherwise provided for by the Board of Directors pursuant to paragraph (1)(c) of Article SEVENTH hereof.

              (6) All consideration received by the Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably remain attributable to that class for all purposes, subject only to any automatic conversion of one class of stock into another, as hereinafter provided for, and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. The assets attributable to all classes of stock shall be invested in the same investment portfolio of the Corporation.

              (7)  The allocation of investment income and
         losses, capital gains and losses, expenses and liabilities of the Corporation among the classes of the Corporation's stock shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and losses, capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

              (8)  Shares of each class of stock shall be
         entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to each class of stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate.

         The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

              (9) Except as provided below, on each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share entitled to vote thereon standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of each class of stock shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that affects only the class of stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") with respect to the class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other classes of stock, but not the class of which they are holders, or with respect to any other matter that does not affect the class of stock of which they are holders.

              (10)  In the event of the liquidation or
         dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders of any class of stock shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made to the holders of all classes in proportion to the net asset value of the respective classes or as otherwise determined by the Board of Directors.

              (11)(a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Articles of Incorporation of the Corporation. The Board of Directors may establish procedures for redemption of stock.

              (b) The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any redemption charge or contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share or provided for in the Articles of Incorporation of the Corporation.

              (c) A redemption fee of such percentage as the Board of Directors may specify, not exceeding 4%, of the net asset value of shares of Common Stock when redeemed or exchanged as referred to below shall be imposed with respect to any such shares outstanding immediately prior to this paragraph (c) becoming effective, which during such period immediately thereafter as the Board may specify, not exceeding 24 months, are either redeemed or exchanged for shares of another open-end investment company sponsored by the investment adviser of the Corporation. The proceeds of the aforesaid redemption fee shall be retained by the Corporation. With the approval of the Board of Directors, the aforesaid redemption fee may be reduced or waived, in whole or in part, and any reductions or waivers may vary among the stockholders.

              (d)(i) The term "Minimum Amount" when used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed twenty-five thousand dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

              (ii) If the net asset value of the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (d), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

              (iii) The notice referred to in paragraph (ii) of this subsection (d) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his or her post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (d) shall be an amount equal to the net asset value of such shares, less the amount of any applicable redemption charge or deferred sales charge, redemption fee or other amount payable on such redemptions pursuant to the terms of issuance of such shares or imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Articles of Incorporation of the Corporation.

              (e) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select, and the method of payment may differ among redeeming stockholders as the Corporation may determine.

         (12) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation or certain shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

         (13) For the purpose of allowing the net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) attributable to the assets attributable to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

              THIRD: Paragraphs (c), (d) and (e) of Section (1) of Article SEVENTH of the Articles of Incorporation are designated as paragraphs (d), (e) and (f), respectively, and new paragraph (c) to provide as follows is added immediately following paragraph (b) of that Section (1):

                   (c) to classify or to reclassify, from
         time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class; and

              FOURTH: The amendment of the Articles of Incorporation of the Corporation as set forth above has been advised by the Board of Directors and approved by the stockholders of the Corporation.

                                                       APPENDIX B


           Certain Other Aspects of the Conversion and
         Subsequent Actions if Proposal Four Is Approved

Tax Matters

    In the opinion of Seward & Kissel, counsel to the fund, neither the Fund nor its stockholders would realize any gain or loss for tax purposes upon the Fund's conversion, and the conversion would not affect a stockholder's holding periods or adjusted tax basis in the stockholder's shares of the Fund. The opinion is based upon the view that the conversion does not, for federal income tax purposes, involve the exchange or disposition of a stockholder's holdings in the Fund or, even if the conversion were deemed to be such an exchange, the exchange would not be a taxable event. A stockholder who redeems shares of the Fund after the conversion would recognize a gain or loss to the extent that the redemption proceeds are greater or less than the stockholder's adjusted tax bases in the shares. The gain or loss would be capital gain or loss if the redeemed shares had been held as a capital asset and would be long-term capital gain or loss if the redeemed shares had been held for more than one year on the date of redemption.

Expenses of the Conversion

    In converting from a closed-end to an open-end investment company, the Fund would incur substantial legal, accounting and other expenses. These costs, many of which would be nonrecurring, include costs associated with the preparation of a registration statement and prospectus as required by federal securities laws (including printing and mailing costs) and the payment of fees under state securities laws. If Proposal Four is approved, the Fund estimates that these additional costs, which
would be paid by the Fund, would be at least $[               ].
Substantially all of these costs would be incurred by the Fund prior to the effective date of the conversion.

Termination of Managed Distribution
Policy and Share Repurchase Program

    It is contemplated that the Fund's current managed distribution policy and the Fund's current share repurchase program would be terminated upon or shortly after the adoption of Proposal Four.

Matters for Future Consideration by the Board of Directors

    If Proposal Four is approved by the stockholders, it is contemplated among the matters that the Board of Directors would proceed to consider would be fixing the rate and period of application of any redemption fee as authorized by the Articles of Amendment and referred to in the description of Proposal Four. In addition, the Board will likely consider whether to pay for redeemed shares partly or entirely in securities. The Articles of Amendment would also make other changes in the Fund's Articles of Incorporation customary for open-end investment companies, including authorization of the Board of Directors to establish classes of unissued shares of the Fund with different preferences and rights, such as rights to dividends and distributions, voting and redemptions, If Proposal Four is approved, it is expected that the Board would also proceed to consider the details of the system for the classification and distribution of the Fund's shares, including the approval of an appropriate distribution services agreement between the Fund and a principal underwriter for the Fund. The expectation is that the Board would consider these matters expeditiously, but the decisions to be made and their timing will depend on whether Proposal Three is approved and, if so, the ramifications thereof.

Matters for Future Consideration by the Stockholders

    If Proposal Four is adopted, certain aspects of the operation of the Fund subsequent to its conversion to open-end form would have to be decided by the Fund's stockholders, and it is to be expected that a special meeting of stockholders would be scheduled for that purpose as soon as practicable. These matters include conforming certain of the Fund's investment policies to the requirements of the Act applicable to open-end investment companies, the elimination of certain "anti-takeover" provisions contained in the Fund's Articles of Incorporation, including the provisions for a classified Board of Directors with only the members of one class elected each year and provisions for the removal of directors, making changes in the Fund's investment management agreement considered appropriate for an open-end form. Also, for probable consideration would be the adoption of a Rule 12b-1 plan consistent with the system selected by the Board of Directors for future distribution of the Fund's shares. The matters to be considered at the special meeting of stockholders would not involve reconsideration of the decision to convert the Fund to open-end form.

Effectiveness of the Conversion

    The conversion of the Fund to an open-end investment company would be accomplished by the filing of the Articles of Amendment with the Maryland State Department of Assessments and Taxation and changing the Fund's subclassification under the 1940 Act from a closed-end investment company to an open-end investment company. This Articles of Amendment would not be filed until the Fund's registration statement under the Securities Act of 1933, as amended, covering the offering of shares of the Fund became effective. Preparation of the registration statement would commence shortly after the adoption of Proposal Four, and the statement would be filed as soon as practicable, which should be before the date of the special stockholders meeting, although the timing may be delayed if Proposal Three is adopted. The Articles of Amendment would be filed and become effective at the time the conversion is implemented.

                                                       APPENDIX C



Differences Between Closed-End and Open-End Investment Companies

         (a) Acquisition and Disposition of Shares. Closed-end investment companies such as the Fund neither redeem their outstanding shares of stock nor continuously offer new shares for sale, and thus operate with a relatively fixed capitalization. The shares of a closed-end investment company are normally bought and sold subject to applicable brokerage commissions on a national securities exchange at prevailing market prices, which may be equal to, or more or less than their net asset value. In contrast, open-end investment companies, commonly referred to as "mutual funds," issue redeemable shares for which there is no secondary market. The holders of the redeemable shares have the right to surrender them to the mutual fund and receive an amount equal to their then proportionate share of the Fund's net asset value (less any applicable redemption fee or deferred sales charge). Most mutual funds also continuously issue new shares to investors at a price based on the net asset value of the shares at the time of issuance. Regulations adopted by the Commission generally require open-end funds to value their assets on each business day in order to determine the current net asset value at which shares may be redeemed by stockholders or purchased by investors. The net asset values of most open-end funds are published daily by leading financial publications.

         If the Fund were to convert into a mutual fund, investors wishing to acquire shares of the Fund would be able to purchase them most probably either directly from the Fund's principal underwriter or through financial intermediaries. Stockholders desiring to realize the value of their shares would be able to do so by redeeming shares at net asset value less any applicable redemption fee or deferred sales charge. Payment for redemptions would be made within seven days after receipt of a proper request for redemption (in accordance with redemption procedures to be specified in the open-end fund prospectus), except that such payment may be postponed, or the right of redemption suspended, at times (a) when the Exchange is closed for other than weekends and holidays, (b) when trading on the Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the Commission, by order, so permits. The Fund could pay for redeemed shares entirely or partly "in kind" if, in the opinion of the Fund, such a payment would be advisable. In that event, a stockholder would receive portfolio securities held by the Fund and would incur transaction costs in disposing of the securities received. Securities of foreign issuers which might be received could entail risks not typically associated with U.S. securities, including risks of currency fluctuation and risks of volatility and lower liquidity associated with the relatively small and concentrated securities markets in which the Fund invests.

         (b) New York Stock Exchange Listing; State Securities Laws Filings. The Fund's shares are currently listed and traded on the New York Stock Exchange (the "NYSE"). It is believed in some investment circles that a fund listing on a U.S. stock exchange, and in particular the NYSE, is an asset, especially in terms of attracting non-U.S. investors. In addition, certain investors, such as pension funds, are restricted as to a portion of their portfolio which can be invested in non-listed securities. Upon conversion to an open-end, the Fund's shares would be immediately delisted from the NYSE. Because the Fund is now listed on the NYSE, it is exempt from state securities regulation. While as an open-end fund, the Fund would not be subject to state investment restrictions, it would be required to make state filings and pay substantial state fees, which are expected to exceed the current annual cost of NYSE listing. Any increased cost or net savings to the Fund because of these different expenses is not expected to materially affect the Fund's expense ratio.

         (c) Elimination of Discount and Preclusion of Premium. The fact that stockholders who wish to realize the value of their shares will be able to do so by redemption will eliminate any market discount from net asset value (less the applicable redemption fee). It will also eliminate any possibility that the Fund's shares will trade at a premium over net asset value. If Proposal Four is approved by the stockholders, the discount may be reduced prior to the date of any conversion to the extent purchasers of shares in the open market are willing to accept less of a discount in anticipation of a prospective open-ending.

         (d) Expenses; Potential Net Redemptions. Open-ending will result in immediate, substantial redemptions and, hence, a marked reduction in the size of the Fund, although it is possible that this result eventually over a period of time could be offset by new sales of shares and reinvestment of dividends and capital gains distributions in shares of the Fund. Consequences of an asset base of decreased size on the Fund's expenses ratio are referred to in the discussion of Proposal Four.

         (e) Capital Gains. The treatment of capital gains required under U.S. tax law can be very onerous to non-redeeming stockholders in the event of the Fund's conversion to an open-end fund. To raise cash to satisfy redeeming stockholders, the Fund would be required to sell portfolio securities to satisfy redemption requests. If the Fund's basis in the portfolio securities sold is less than the sale price obtained, net capital gain may be realized. U.S. tax law imposes both an income tax and an excise tax on net capital gain realized by closed-end and open-end funds unless the fund distributes net capital gain to all stockholders, in which case the stockholders would be subject to tax on such gain. In the event of the Fund's conversion to an open-end fund, two negative results may occur: first, because the Fund would sell securities, non-redeeming stockholders would recognize a greater amount of capital gain than would be the case if the Fund held such securities; and, second, to make the capital gains distribution necessary to avoid capital gain recognition by the Fund, the Fund would probably need to sell additional portfolio securities, thereby reducing further the size of the Fund and, possibly, creating additional capital gain. The discussion of Proposal Four includes an estimate of the magnitude of such capital gains.

         (f) Underwriting Costs; Rule 12b-1 Distribution Plan. If the Fund converts to open-end status it will need to sell new shares to offset redemptions; otherwise redemptions will cause the Fund to become a diminishing asset. A principal underwriter will be needed for selling new shares. There can be no assurance that sufficient new sales can be generated to offset redemptions. The cost of the underwriting would be paid either by purchasers (in the case of a front-end sales charge) or by stockholders (in the case of a Rule 12b-1 distribution plan). Redemption fees may be payable upon redemption of both current and newly-issued shares. In addition, contingent deferred sales charges may also be payable upon redemption of newly-issued shares. In any case, a selling effort is likely to result in increased costs to the Fund. An open-end investment company, unlike a closed-end investment company, is permitted to finance the distribution of its shares by adopting a plan of distribution pursuant to Rule 12b-1 under the 1940 Act. If the Fund is converted to open-end form, it is contemplated the Fund will adopt a distribution plan pursuant to Rule 12b-1 in order to reimburse its principal underwriter for costs incurred in distributing Fund shares. It is expected that it would be proposed at the special meeting of stockholders that the Rule 12b-1 distribution plan apply to the Fund's shares outstanding at the time of the conversion.

         (g) Portfolio Management. The fact that the open-end fund format is not as appropriate as the closed-end format for the attainment of the Fund's investment objective is stressed in the body of this proxy statement as to why Proposal Four should not be approved. Unlike open-end funds, closed-end investment companies are not subject to pressures to sell portfolio securities at disadvantageous times in order to meet net redemptions. Open-end funds maintain adequate reserves of cash or cash equivalents in order to meet net redemptions as they arise. Because closed-end investment companies do not have to meet redemptions, their cash reserves can be substantial or minimal, depending primarily on management's perception of market conditions and on decisions to use fund assets to repurchase shares. The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated would reduce the Fund's investment flexibility and the scope of its investment opportunities. The Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents, resulting in an increase in transaction costs and portfolio turnover. Comparatively large net purchases of open-end fund shares often occur around market highs and net redemptions around market lows, inopportune times to invest or liquidate portfolio positions, respectively. In a falling market, the result may be that the more liquid securities in the Fund's portfolio would be sold first, leaving the open-end fund with less-liquid securities not as well suited to meeting future redemptions or changes in investment strategy.

         (h) Voting Rights. If the Fund converts to open-end form, opportunities for stockholders to vote on particular issues may be less frequent. As discussed in the proxy statement, it is contemplated that at a future date the stockholders will be asked to take action which will eliminate the need for the Fund to elect directors each year. If the stockholders so act, the Fund intends to hold a meeting of stockholders only when stockholder approvals are necessary under the 1940 Act or Maryland law.
Under the 1940 Act, the Fund would be required to hold a stockholders meeting, for example, if the number of Directors elected by the stockholders was less than a majority of the total number of Directors, or if a change were sought in the fundamental investment policies of the Fund, in the advisory agreement of the Fund. Under Maryland law and the Fund's By-Laws, a special meeting of stockholders is required to be called upon request of the stockholders only when requested in writing by stockholders entitled to cast not less than 25% of all the votes entitled to be cast at the special meeting.

         Stockholders will generally continue to have one vote on each matter submitted to a vote of stockholders if the Fund converts to open-end form. Under Maryland law and the Articles of Amendment, the Board of Directors would have the authority to increase the number of shares of any class, to reclassify unissued shares and to authorize the issuance of additional classes of stock, in each case without the consent of stockholders. If the Board of Directors approved a "multiple distribution system," as discussed in the proxy statement, involving the issuance of classes of shares bearing different expenses specifically related to the distribution of shares of each class, the classes would have the same voting rights except that each class would vote separately as a class with respect to aspects of the distribution plan of the Fund and other matters that affect each class differently.

         (i) Illiquid Securities. An open-end investment company is subject to the 1940 Act requirement that no more than 15% of its net assets may be invested in securities that are not readily marketable. The Fund is currently subject to a limitation on such "illiquid securities" of 25% of its total assets. If the Fund is converted to an open-end form, it will be limited to no more than 15% in illiquid securities.

         (j) Senior Securities and Borrowings. The 1940 Act prohibits open-end funds from issuing "senior securities" representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met. In addition, closed-end investment companies may issue preferred stock, whereas open-end investment companies may not issue preferred stock. This greater ability to issue senior securities may give closed-end investment companies more flexibility than open-end funds in "leveraging" their investments. At present, a fundamental investment policy of the Fund prohibits borrowing or the issuance of senior securities except from a bank or other entity in a privately arranged transaction and only for the repurchase and/or tenders for its shares if the 300% asset coverage test is met and for temporary purposes in an amount not exceeding 5% of the value of the Fund's total assets. A change in this fundamental policy to conform with the 1940 Act would be placed before the Fund's stockholders at the envisioned future special stockholders meeting if Proposal Four is approved. To date, the Fund has not leveraged its assets.

         (k) Stockholder Services. Various services are sometimes made available to stockholders of open-end funds and not to closed-end fund stockholders. These services may include participation in an exchange privilege that allows stockholders to exchange their shares for shares of the same class of other mutual funds advised by the same adviser, the use of the fund for retirement plans, and permitting stockholders to effect exchange and redemption transactions by telephone. The cost of such services is normally borne by the fund rather than by individual stockholders. No decision has been made as to what, if any, such services would be made available to stockholders of the Fund if Proposal Four is approved.

         (l) Dividend Reinvestment Plan. It is expected that as an open-end fund, the Fund would continue to provide the opportunity for stockholders to receive income dividends and capital gains distributions in cash or, at no charge to stockholders, in shares of the Fund. Such reinvestments in shares would be made, however, at net asset value, rather than, as is currently the case, at market value (if Fund shares are trading at a discount from net asset value) or at the greater of net asset value or 95% of market value (if Fund shares are trading at or above net asset value).

         (m)  Minimum Investments and Involuntary Redemptions.
If the Fund is converted to open-end form, in order to reduce the administrative burdens incurred in monitoring numerous small accounts, it is expected that the Fund would adopt requirements that an initial investment in Fund shares equal at least $250 and that any subsequent investment (other than upon the reinvestment of dividends or distributions) be in a minimum amount of $50.
The Articles of Amendment would authorize the Fund to redeem all the shares of any stockholder the value of whose account has remained below $200 (or such other amount as may be determined by the Board) for at least 90 days. Stockholders would receive prior written notice to increase the account value before the account was closed. The Fund would be permitted to waive or reduce these minimums for certain retirement plans or custodial accounts for the benefit of minors. The minimum initial investment requirement would not apply to stockholders holding shares at the time of conversion.

         (n) Stock Certificates. If Proposal Four is approved, each certificate representing shares of the Fund as a closed-end investment company will automatically represent the same number of shares of the Fund as an open-end investment company. Each stockholder at the time of conversion will have the right to exchange the stockholder's old certificates for new certificates as an open-end fund or to surrender the certificates and have the shares maintained in book-entry form by the Fund's transfer agent.

















                               C-6
00250000.AZ4

TABLE OF CONTENTS                                          Page

Introduction..........................................
Proposal One:  Election of Directors..................
Proposal Two:  Ratification of Selection of
    Independent Accountants...........................
Proposal Three:  Stockholder Proposal Supporting
    Statement.........................................
    Opposing Statement of Your Board of Directors.....
Proposal Four:  Proposal Pursuant to the Fund's
    Articles of Incorporation.........................
    Description of Proposal Four......................
    Your Board of Directors Urges You to Vote AGAINST
    This Proposal.....................................
Information as to the Fund's Principal Officers,
    Investment Adviser and Administrator, and the
    Fund's Sub-Adviser................................
Submission of Proposals for the Next Annual Meeting of
    Stockholders......................................
Other Matters.........................................
Reports to Stockholders...............................
Appendix A (Articles of Amendment)....................     A-1
Appendix B (Certain Other Aspects of the Conversion
    and Subsequent Actions if Proposal Four Is
    Approved..........................................     B-1
Appendix B (Differences between Closed-End and Open-
    End Investment Companies).........................     C-1

                     The Austria Fund, Inc.


_______________________________________________________________

                     Alliance Capital [Logo]

                Alliance Capital Management L.P.

_______________________________________________________________



                    NOTICE OF ANNUAL MEETING
                       OF STOCKHOLDERS AND
                         PROXY STATEMENT

                        November __, 1998


































00250000.AZ4

PROXY                 THE AUSTRIA FUND, INC.                PROXY


     INSTRUCTIONS TO THE STOCKHOLDERS OF THE AUSTRIA FUND, INC.
     (THE "CORPORATION"), IN CONNECTION WITH THE ANNUAL MEETING
     OF STOCKHOLDERS TO BE HELD ON JANUARY 13, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     OF THE CORPORATION.


The undersigned hereby instructs Christina Santiago and Carol H. Rappa, and each of them, to vote all shares of the Common Stock of the Corporation registered in the name of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m., Eastern Time, on January 13, 1999 at the offices of the Corporation, 1345 Avenue of the Americas, 33rd Floor, New York, New York, 10105, and at all adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said proxies to vote said shares as indicated hereon.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE CORPORATION, AGAINST THE STOCKHOLDER PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING, IF PRESENTED, AND AGAINST THE PROPOSAL PURSUANT TO THE FUND'S ARTICLES OF INCORPORATION AS DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING.

Please refer to the Proxy Statement for a discussion of each of the proposals.

Please vote, date and sign on reverse and return promptly in the enclosed envelope.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

__________________________             __________________________

__________________________             __________________________

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT
IN THE ENCLOSED ENVELOPE.

/X/      PLEASE MARK VOTES AS IN THIS EXAMPLE

       ___________________________________________________

                     THE AUSTRIA FUND, INC.
       ___________________________________________________



Please be sure to sign and date this Proxy.         Date


____________________________________         ___________________
Stockholder sign here                        Co-owner sign here



1.  Election of Directors.

    Class Two Directors (term expires in 2001)

                                       For All                     For All
                                       Nominees       Withhold     Except
                                         /  /           /  /        /  /
    DAVE H. WILLIAMS
    DIPL. ING. PETER MITTERBAUER
    DR. MARIA SCHAUMAYER
    DR. WALTER WOLFSBERGER

    NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" ANY PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES.

2.  Ratification of the                For            Against      Abstain
    selection of                       / /             /  /         /  /
    PricewaterhouseCoopers LLP
    as the independent
    accountants for the
    Corporation for the fiscal
    year ending August 31, 1999

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" PROPOSAL TWO.

3.  To approve, if presented,          For            Against      Abstain
    a stockholder proposal as          / /             /  /         /  /
    described in the Proxy
    Statement for the Annual
    Meeting.

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "AGAINST" PROPOSAL THREE.

4.  To approve a proposal pursuant     For            Against      Abstain
    to the Fund's Articles of          / /             /  /         /  /
    Incorporation as described
    in the Proxy Statement for
    the Annual Meeting

    YOUR BOARD OF DIRECTORS URGES YOU TO VOTE "AGAINST" PROPOSAL FOUR.

5.  In their discretion, upon
    such other matters as may
    properly come before the
    Annual Meeting or any
    adjournment thereof.






































00250000.AZ4

                      THREE SIMPLE METHODS
                       TO VOTE YOUR PROXY



THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS AFFECTING THE
AUSTRIA FUND, INC.  IT IS IMPORTANT THAT YOU VOTE ON THESE
ISSUES. So, after you've read the proxy information, please vote your shares by one of the following three methods described below.

[GRAPHIC OF TELEPHONE OMITTED]   BY PHONE:     Using our automated touch-tone
                                               phone system, dial the phone
                                               number located in the shaded
                                               region of your voting
                                               instruction form.  Once
                                               connected, follow the simple
                                               directions provided.

[GRAPHIC OF COMPUTER OMITTED]    BY INTERNET:  Visit http//www.proxyvote.com
                                               Once there, enter the 12 digit
                                               control number located on the
                                               right hand side of your voting
                                               instruction form.

[GRAPHIC OF U.S. MAIL BOX        BY MAIL:      Simply enclose your executed
  OMITTED]                                     proxy in the accompanying
                                               postage-paid envelope.



           YOUR VOTE IS IMPORTANT!  PLEASE VOTE TODAY.

                      THREE SIMPLE METHODS
                       TO VOTE YOUR PROXY



THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS AFFECTING THE
AUSTRIA FUND, INC.  IT IS IMPORTANT THAT YOU VOTE ON THESE
ISSUES. So, after you've read the proxy information, please vote your shares by one of the following three methods described below.

[GRAPHIC OF TELEPHONE OMITTED]   BY PHONE:     Call toll free 1-800-733-8481
                                               Ext. 454

                                               Representatives will be
                                               available between the hours of
                                               9:00 a.m. and 11:00 p.m. and
                                               Saturday 12:00 p.m. to 6:00
                                               p.m. EST.

[GRAPHIC OF COMPUTER OMITTED]    BY INTERNET:  Visit https//www.proxycard.com
                                               Once there, enter the 10 digit
                                               sequence number located on your
                                               proxy card.

[GRAPHIC OF U.S. MAIL BOX        BY MAIL:      Simply enclose your executed
  OMITTED]                                     proxy in the accompanying
                                               postage-paid envelope.



           YOUR VOTE IS IMPORTANT!  PLEASE VOTE TODAY.

                      THREE SIMPLE METHODS
                       TO VOTE YOUR PROXY



THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS AFFECTING THE
AUSTRIA FUND, INC.  IT IS IMPORTANT THAT YOU VOTE ON THESE
ISSUES. So, after you've read the proxy information, please vote your shares by one of the following three methods described below.

[GRAPHIC OF TELEPHONE OMITTED]   BY PHONE:     Call toll free 1-800 733-8481
                                               Ext. 454

                                               Representatives will be
                                               available between the hours of
                                               9:00 a.m. and 11:00 p.m. and
                                               Saturday 12:00 p.m. to 6:00
                                               p.m. EST.

[GRAPHIC OF COMPUTER OMITTED]    BY INTERNET:  Visit www.proxyvote.com
                                               Once there, enter the 12 digit
                                               control number located on the
                                               right hand side of your voting
                                               instruction form.

[GRAPHIC OF U.S. MAIL BOX        BY MAIL:      Simply enclose your executed
  OMITTED]                                     proxy in the accompanying
                                               postage-paid envelope.



           YOUR VOTE IS IMPORTANT!  PLEASE VOTE TODAY.



















00250000.AZ4